UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 12, 2005

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808) 537-8430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 7.01 – Regulation FD Disclosure

On May 11, 2005, Bank of Hawaii, a wholly owned subsidiary of Bank of Hawaii Corporation (the “Company”), and Allan Landon, Chairman, President and Chief Executive Officer of the Company, entered into an agreement with the Federal Home Loan Bank (“FHLB”) of Seattle which provides for the restoration of $25.4 million of FHLB of Seattle Class B1 stock that had been redeemed in October 2004.  The Company does not believe that the restoration of the $25.4 million of FHLB of Seattle Class B1 stock will have a material impact on its operations going forward.  A copy of the press release from the FHLB of Seattle is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1         Federal Home Loan Bank of Seattle News Release dated May 12, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 12, 2005	BANK OF HAWAII CORPORATION

		By:	/s/ Richard C. Keene
Richard C. Keene
Vice Chairman and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Federal Home Loan Bank of Seattle News Release dated May 12, 2005